UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2014

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below, at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Tuesday Morning Corporation (the “Company”) held on November 12, 2014, the Company’s stockholders approved the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the “2014 Plan”), which was previously approved by the Company’s Board of Directors.  The 2014 Plan is intended to replace the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the “2008 Plan”).  Upon stockholder approval, (i) the 2014 Plan became effective as of September 16, 2014, and (ii) the 2008 Plan was terminated and no new awards will be made thereunder.  The terms of the 2014 Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.  Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2014 Plan is the sum of (i) 3,600,000 shares plus (ii) any awards under the 2008 Plan (x) that were outstanding on September 16, 2014 and, on or after September 16, 2014, are forfeited, expire or are canceled, and (y) any shares subject to such awards that, on or after September 16, 2014, are used to satisfy the exercise price or tax withholding obligations with respect to such awards.  Eligible participants under the 2014 Plan include the Company’s employees (including any employee who is also a director or officer), contractors and outside directors.

In connection with the approval of the 2014 Plan, the Compensation Committee of the Company’s Board of Directors adopted the form of nonqualified stock option award agreement for employees, form of restricted stock award agreement for employees and form of restricted stock award agreement for directors under the 2014 Plan (the “Award Agreements”), copies of which are filed as exhibits hereto.

A summary of the 2014 Plan is included in Proposal No. 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2014.  The foregoing description of the 2014 Plan and Award Agreements is not complete and is qualified in its entirety by reference to the 2014 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, and the forms of Award Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 5.07.             Submission of Matters to a Vote of Security Holders

Set forth below is information concerning each matter submitted to a vote at the Company’s 2014 Annual Meeting held on November 12, 2014, including the final voting results.

Proposal No. 1:  The stockholders elected each of the following persons as a director to serve for a term of one year or until their successors are elected and qualified or until their earlier death, resignation or removal.

	For	Withheld	Broker Non-Votes
Steven R. Becker	37,703,940	2,377,359	2,070,257
Terry Burman	39,679,705	401,594	2,070,257
Frank M. Hamlin	39,683,259	398,040	2,070,257
William Montalto	35,487,063	4,594,236	2,070,257
R. Michael Rouleau	40,035,334	45,965	2,070,257
Sherry M. Smith	40,038,318	42,981	2,070,257
Jimmie L. Wade	40,036,466	44,833	2,070,257
Richard S. Willis	40,033,162	48,137	2,070,257

Proposal No. 2:  The stockholders approved the Company’s 2014 Plan.

For	Against	Abstain	Broker Non-Votes
38,783,371	896,700	401,228	2,070,257

Proposal No. 3:  The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes
31,887,530	7,754,476	439,293	2,070,257

Proposal No. 4:  The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

For	Against	Abstain	Broker Non-Votes
41,720,265	31,799	399,492	0

No other matters were voted upon at the meeting.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.2	Form of Nonqualified Stock Option Award Agreement for Employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.3	Form of Restricted Stock Award Agreement for Employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.4	Form of Restricted Stock Award Agreement for Directors under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: November 14, 2014	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.2	Form of Nonqualified Stock Option Award Agreement for Employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.3	Form of Restricted Stock Award Agreement for Employees under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan

10.4	Form of Restricted Stock Award Agreement for Directors under the Tuesday Morning Corporation 2014 Long-Term Incentive Plan